Exhibit 99.1

News Release

CONTACT: Investor Relations
Taylor Morrison Home Corporation
(480) 734-2060
investor@taylormorrison.com

Taylor Morrison Reports Second Quarter Revenue of $701 Million and Adjusted Earnings per Share of $0.33

•	Net sales ordered increased 22% from the prior year quarter to 1,877

•	Average community count expanded 21% on a year-over-year basis to 245 average communities

•	Home closings revenue was $682 million, a 17% increase from the prior year quarter

•	GAAP net income for the quarter was $19 million and earnings per share was $0.15

•	Home closings gross margin was 18.9%, and 21.9% when adjusted for capitalized interest

•	Expanded into new markets with the acquisition of three business units from Orleans Homes

SCOTTSDALE, Ariz., August 5, 2015 –– Taylor Morrison Home Corporation (NYSE:TMHC) today reported second quarter total revenue of $701 million, adjusted net income of $40 million and adjusted earnings per share of $0.33.

“With a focus on delivering against our four-pillar strategy and a strong step toward expanding our U.S. footprint, I am extremely pleased with our second quarter results as indications of healthy housing demand remain intact,” said Taylor Morrison’s President and CEO, Sheryl Palmer. “The recently announced acquisition of three prime business units of Orleans Homes marks our entrance into the highly-desired markets of Charlotte, Raleigh and Chicago, adding another 2,100 owned or controlled lots to our portfolio. We are delighted about our geographic expansion and remain committed to our strategy of responsible growth in core markets to generate the greatest returns for our shareholders.”

2nd Quarter 2015 Key Business Highlights

•	Average community count increased 21% year-over-year to 245 average communities

•	Net sales orders increased over 22% to 1,877

•	Home closings increased 15% to 1,480

•	Backlog of homes under contract was 3,456 units, with a sales value of $1.6 billion as of June 30, 2015

•	Cancellations as a percentage of gross sales orders were 11%, compared to 13% in the prior year quarter

•	Average price of homes closed increased to $461,000 from $452,000 in the prior year quarter

•	Average monthly absorption pace increased from the prior year quarter to 2.6

•	Mortgage operations reported gross profit of $3.7 million on revenue of $9.8 million

Quarterly Financial Comparison*

($ millions)
	Q2 2015	Q2 2014	Q2 2015 vs. Q2 2014
Total Revenue	$701	$597	17.4%
Home Closings Revenue	$682	$583	17.1%
Home Closings Gross Margin	$129 18.9%	$123 21.1%	4.8 (220	% ) bps
Adjusted Home Closings Gross Margin	$149 21.9%	$138 23.6%	8.4 (170	% ) bps
SG&A % of Home Closings Revenue	$71 10.4%	$59 10.1%	21.2 35 bps increase	%

*	Excludes discontinued operations in Q2 2014.

The Company ended the quarter with homebuilding inventories of $2.9 billion and had 4,206 homes in inventory, compared to 3,595 homes at the end of the prior year quarter. Homes in inventory at the end of the quarter consisted of 2,452 sold units, 364 model homes and 1,390 inventory units, of which 294 were finished. The Company owned or controlled approximately 42,000 lots at June 30, 2015. Unrestricted cash at the end of the second quarter was approximately $146 million.

The second quarter 2015 results include a $33 million charge for the early extinguishment of debt related to the $485 million aggregate principal amount of 7.75% Senior Notes due 2020, which was refinanced in April 2015 with cash on hand and proceeds from the issuance of $350 million aggregate principal amount of 5.875% Senior Notes due 2023.

Third Quarter and Full Year 2015 Business Outlook

Third Quarter 2015:

•	Average community count – expected to be 265 to 275

•	Home closings – expected to be between 1,685 and 1,785

•	Adjusted home closings margin – expected to be around 21%

Full Year 2015:

•	Average community count – expected to be 260 to 270

•	Home closings – expected to be between 6,600 and 6,800

•	Adjusted home closings margins – expected to be just under 22%

•	SG&A – expected to be under 10%

•	Income from unconsolidated joint ventures – expected to be between $2 and $4 million

•	Land and development spend – expected to be approximately $1 billion (without giving effect to recently acquired markets)

•	Effective tax rate – expected to be between 32% and 35%

Earnings Webcast

A public webcast to discuss the second quarter 2015 earnings will be held later today at 8:30 a.m. Eastern time. The participant dial-in is 1(800)446-2782 and the confirmation number is 39960717. More information can be found on the Company’s investor relations website at investors.taylormorrison.com. A webcast replay will also be available on the site later today.

About Taylor Morrison

Taylor Morrison Home Corporation (NYSE:TMHC) is a leading national homebuilder and developer based in Scottsdale, Arizona and operates under two well-established brands, Taylor Morrison and Darling Homes. Taylor Morrison builds and develops distinctive communities from coast to coast, serving a wide array of homeowners and aimed mainly at first-time, move-up, luxury and 55 or better customers. Darling Homes builds communities in Texas primarily catering to move-up and luxury homebuyers seeking a personalized building experience.

For more information about Taylor Morrison and Darling Homes please visit www.taylormorrison.com or www.darlinghomes.com.

Forward-Looking Statements

This earnings summary includes “forward-looking statements.” These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, including statements related to expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: interest rate changes and the availability of mortgage financing; continued volatility in the debt and equity markets; competition within the industries in which we operate; the availability and cost of land and other raw materials used by us in our homebuilding operations; the impact of any changes to our strategy in responding to continuing adverse conditions in the industry, including any changes regarding our land positions; the availability and cost of insurance covering risks associated with our businesses; shortages and the cost of labor; weather related slowdowns; slow growth initiatives and/or local building moratoria; governmental regulation directed at or affecting the housing market, the homebuilding industry or construction activities; uncertainty in the mortgage lending industry, including revisions to underwriting standards and repurchase requirements associated with the sale of mortgage loans; the interpretation of or changes to tax, labor and environmental laws; economic changes nationally or in our local markets, including inflation, deflation, changes in consumer confidence and preferences and the state of the market for homes in general; legal or regulatory proceedings or claims; our ability to successfully integrate acquired assets and businesses; required accounting changes; terrorist acts and other acts of war; and other factors of national, regional and global scale, including those of a political, economic, business and competitive nature. We undertake no duty to update any forward-looking statement, whether as a result of new information, future events or changes in our expectations, except as required by applicable law. In addition, other such risks and uncertainties may be found in Taylor Morrison Home Corporation’s Form 10-K filed with the Securities and Exchange Commission (SEC).

Taylor Morrison Home Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Home closings revenue, net	$682,387	$582,859	$1,175,980	$1,038,154
Land closings revenue	8,743	5,974	16,931	14,892
Mortgage operations revenue	9,843	8,175	17,478	14,437

Total revenues	700,973	597,008	1,210,389	1,067,483

Cost of home closings	553,652	460,044	958,757	816,344
Cost of land closings	4,566	4,964	9,232	11,822
Mortgage operations expenses	6,096	4,648	11,158	8,584

Total cost of revenues	564,314	469,656	979,147	836,750

Gross margin	136,659	127,352	231,242	230,733

Sales, commissions and other marketing costs	47,022	39,546	83,242	72,930
General and administrative expenses	24,204	19,224	44,908	38,465
Equity in income of unconsolidated entities	(1,225)	(1,253)	(1,527)	(2,237)
Interest (income) expense, net	(82)	96	(132)	782
Other expense, net	3,463	4,231	9,232	7,329
Loss on extinguishment of debt	33,317	—	33,317	—
Gain on foreign currency forward	—	—	(29,983)	—

Income from continuing operations before income taxes	29,960	65,508	92,185	113,464
Income tax provision	9,939	20,105	31,981	31,061

Net income from continuing operations	20,021	45,403	60,204	82,403
Discontinued operations:
Income from discontinued operations	—	14,138	—	20,573
Transaction expenses from discontinued operations	—	—	(9,043)	—
Gain on sale of discontinued operations	—	—	80,205	—
Income tax expense from discontinued operations	—	(4,042)	(14,500)	(6,181)

Net income from discontinued operations	—	10,096	56,662	14,392

Net income before allocation to non-controlling interests	20,021	55,499	116,866	96,795
Net income attributable to non-controlling interests - joint ventures	(920)	(222)	(1,289)	(339)

Net income before non-controlling interests - Principal Equityholders	19,101	55,277	115,577	96,456
Net income from continuing operations attributable to non-controlling interests - Principal Equityholders	(14,024)	(33,081)	(43,157)	(60,186)
Net income from discontinued operations attributable to non-controlling interests - Principal Equityholders	—	(7,380)	(41,381)	(10,522)

Net income available to Taylor Morrison Home Corporation	$5,077	$14,816	$31,039	$25,748

Earnings per common share - basic:
Income from continuing operations	$0.15	$0.37	$0.48	$0.66
Income from discontinued operations - net of tax	$—	$0.08	$0.46	$0.12

Net income available to Taylor Morrison Home Corporation	$0.15	$0.45	$0.94	$0.78

Earnings per common share - diluted:
Income from continuing operations	$0.15	$0.37	$0.48	$0.66
Income from discontinued operations - net of tax	$—	$0.08	$0.46	$0.12

Net income available to Taylor Morrison Home Corporation	$0.15	$0.45	$0.94	$0.78

Weighted average number of shares of common stock:
Basic	33,076	32,875	33,071	32,866
Diluted	122,409	122,354	122,382	122,349

Taylor Morrison Home Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	June 30, 2015	December 31, 2014
	(Unaudited)
Assets
Cash and cash equivalents	$145,546	$234,217
Restricted cash	655	1,310
Real estate inventory:
Owned inventory	2,944,300	2,511,623
Real estate not owned under option agreements	2,594	6,698

Total real estate inventory	2,946,894	2,518,321
Land deposits	36,255	34,544
Mortgage loans held for sale	110,526	191,140
Prepaid expenses and other assets, net	99,909	89,210
Other receivables, net	115,847	85,274
Investments in unconsolidated entities	128,473	110,291
Deferred tax assets, net	251,392	258,190
Property and equipment, net	5,690	5,337
Intangible assets, net	5,697	5,459
Goodwill	32,500	23,375
Assets of discontinued operations	—	576,445

Total assets	$3,879,384	$4,133,113

Liabilities
Accounts payable	$151,272	$122,466
Accrued expenses and other liabilities	174,027	200,556
Income taxes payable	29,821	50,096
Customer deposits	99,875	70,465
Senior notes	1,250,000	1,388,840
Loans payable and other borrowings	123,067	147,516
Revolving credit facility borrowings	105,000	40,000
Mortgage warehouse borrowings	71,485	160,750
Liabilities attributable to consolidated option agreements	2,594	6,698
Liabilities of discontinued operations	—	168,565

Total liabilities	$2,007,141	$2,355,952

Stockholders’ Equity
Total stockholders’ equity	1,872,243	1,777,161

Total liabilities and stockholders’ equity	$3,879,384	$4,133,113

Homes Closed:	Three Months Ended June 30,
	2015		2014
(Dollars in thousands)	Homes	Value	Homes	Value
East	1,010	$441,429	829	$344,122
West	470	240,958	460	238,737

Total	1,480	$682,387	1,289	$582,859

Net Sales Orders:	Three Months Ended June 30,
	2015		2014
(Dollars in thousands)	Homes	Value	Homes	Value
East	1,166	$472,106	1,008	$415,090
West	711	345,786	527	298,717

Total	1,877	$817,892	1,535	$713,807

Sales Order Backlog:	As of June 30,
	2015		2014
(Dollars in thousands)	Homes	Value	Homes	Value
East	2,356	$1,067,297	1,973	$901,758
West	1,100	562,835	898	521,862

Total	3,456	$1,630,132	2,871	$1,423,620

Average Active Selling Communities:	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
East	180	148	174	142
West	65	55	64	53

Total	245	203	238	195

Average Selling Price of Homes Closed:	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2015	2014	2015	2014
East	$437	$415	$434	$405
West	513	519	520	510

Total	$461	$452	$462	$443

	Six Months Ended June 30,
Homes Closed:	2015		2014
(Dollars in thousands)	Homes	Value	Homes	Value
East	1,702	$738,996	1,501	$608,456
West	841	436,984	843	429,698

Total	2,543	$1,175,980	2,344	$1,038,154

Net Sales Orders:	Six Months Ended June 30,
	2015		2014
(Dollars in thousands)	Homes	Value	Homes	Value
East	2,208	$912,570	1,930	$796,310
West	1,398	676,819	1,119	611,825

Total	3,606	$1,589,389	3,049	$1,408,135

Reconciliation of Non-GAAP Financial Measures

The following tables set forth a reconciliation between our home closings gross margin and our adjusted home closings gross margin, our net income and adjusted net income, our net income and adjusted EBITDA, and our income from continuing operations before income taxes and adjusted earnings before income taxes. Adjusted home closings gross margin is a non-GAAP financial measure calculated based on home closings gross margin, excluding impairments and capitalized interest amortization. Adjusted net income is a non-GAAP financial measure calculated based on net income from continuing operations, excluding various charges associated with the early extinguishment of debt. Adjusted EBITDA is a non-GAAP financial metric that measures performance by adjusting net income from continuing operations to exclude interest, income taxes, depreciation and amortization, non-cash compensation expenses, and expenses related to the early extinguishment of debt. Adjusted earnings before income taxes is a non-GAAP financial measure calculated based on income from continuing operations before income taxes, excluding various charges associated with the early extinguishment of debt. Management uses these non-GAAP measures to evaluate our performance on a consolidated basis as well as the performance of our regions. In the future we may include additional adjustments in the above described non-GAAP financial measures, to the extent we deem them appropriate and useful to management and investors.

We believe adjusted home closings gross margin is useful to investors because it allows investors to evaluate the performance of our homebuilding operations without the often varying effects of interest costs capitalized. We believe adjusted net income and adjusted earnings before income taxes are useful to investors because they allow investors to evaluate our performance without the effects of various items we do not believe are characteristic of our ongoing operations or performance. We believe adjusted EBITDA provides useful information to investors regarding our results of operations for similar reasons and also because it assists both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted EBITDA provides an indicator of general economic performance that is not affected by fluctuations in interest rates or effective tax rates, levels of depreciation or amortization, or non-recurring items.

These measures are considered non-GAAP financial measures and should be considered in addition to, rather than as a substitute for, the comparable U.S. GAAP financial measures as a measure of our operating performance. Although other companies in the homebuilding industry report similar information, the methods used may differ. We urge investors to understand the methods used by other companies in the homebuilding industry to calculate net income and gross margins and any adjustments to such amounts before comparing our measures to those of such other companies.

Adjusted Home Closings Gross Margin Reconciliation — Continuing Operations

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2015	2014	2015	2014
Home closings revenue	$682,387	$582,859	$1,175,980	$1,038,154
Cost of home closings	553,652	460,044	958,757	816,344

Home closings gross margin	128,735	122,815	217,223	221,810

Capitalized interest amortization	20,690	14,998	36,717	24,488

Adjusted home closings gross margin	$149,425	$137,813	$253,940	$246,298

Home closings gross margin as a percentage of home closings revenue	18.9%	21.1%	18.5%	21.4%
Adjusted home closings gross margin as a percentage of home closings revenue	21.9%	23.6%	21.6%	23.7%

Adjusted Net Income Reconciliation

	Three Months Ended June 30,
(Dollars in thousands, except per share data)	2015	2014
Net income from continuing operations	20,021	45,403
Net income attributable to non-controlling interests - joint ventures	(920)	(222)

Net income before non-controlling interests - Principal Equityholders	$19,101	$45,181
Early extinguishment of debt, net of tax	20,745	—

Adjusted net income before non-controlling interests - Principal Equityholders	$39,846	$45,181

Adjusted earnings per share, diluted	$0.33	$0.37

Adjusted EBITDA Reconciliation

	Three Months Ended June 30,
(Dollars in thousands)	2015	2014
Net income from continuing operations	$20,021	$45,403
Interest expense (income), net	(82)	96
Amortization of capitalized interest	20,690	14,998
Income tax provision	9,939	20,105
Depreciation and amortization	1,045	973

EBITDA	$51,613	$81,575
Early extinguishment of debt	33,317	—
Non cash compensation	2,039	1,475

Adjusted EBITDA	$86,969	$83,050

Adjusted Earnings Before Income Taxes Reconciliation

	Three Months Ended June 30,
(Dollars in thousands)	2015	2014
Income from continuing operations before income taxes	$29,960	$65,508
Early extinguishment of debt	33,317	—

Adjusted Earnings Before Income Taxes	$63,277	$65,508